UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2007.

QUANTUM VENTURES, INC. (Exact name of registrant as specified in its chapter)
000-52686
Nevada (State or other jurisdiction of incorporation)	(Commission File Number)	Applied for (IRS Employer Identification No.)

(Address of principal executive offices)	(Zip Code)
16 Midlake Boulevard, Suite 312 SE Calgary AB, Canada T2X 2X7

Registrant's telephone number, including area code 403-397-7211

(Former name or former address, if changed since last report)

                      8926 Shepherd Way

                                                    Delta BC, Canada

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 26, 2007, Mr. Ronald Nittritz resigned from the Board of Directors and also resigned his capacity as Secretary, Treasurer of the Company.

On November 27, 2007 Mr Graham Hughes was appointed as a director and Secretary, Treasurer of Quantum Ventures, Inc. (the “Company”).

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Board of Directors Resolution
Exhibit 99.2	Board of Directors Resolution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

November 29, 2007

QUANTUM VENTURES, INC.

By:

/S/Desmond Ross

Name:

Desmond Ross

Title:

President and Director